UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2011

American Energy Fields, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, AZ 85120
(Address of principal executive offices) (Zip Code)

(480) 288-6530
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On June 14, 2011, Jonathan Braun was appointed to the board of directors (the “Board”) of American Energy Fields, Inc. (the “Company”).

Mr. Braun has been a principal of Marinex Media, Inc. since he founded it in 2008 and has been the principal of Vermont Line Industries since he co-founded it in 2006.  From 2003 to 2008, Mr. Braun was the managing partner of The Badner Group and the Chief Executive Officer of Obedin Weise.  From 1998 to 2002, Mr. Braun was the Chief Executive Officer (and founder) of Medium4.com.  Mr. Braun received his M.S. from The Graduate School of Journalism at Columbia University in 1972 and his B.A. in Political Science from The City College of New York in 1971.

The Company and Marinex Media, Inc are parties to a consulting agreement pursuant to which Marinex Media, Inc. will provide certain investor and public relations services in consideration for 600,000 shares of the Company's common stock and $275,000 in cash. Mr. Braun is a principal and founder of Marinex Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ENERGY FIELDS, INC.

Date: June 15, 2011	By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President